UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 17, 2009

HealthSouth Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-10315	63-0860407
(Commission File Number)	(I.R.S. Employer Identification No.)

3660 Grandview Parkway, Suite 200, Birmingham, Alabama 35243

(Address of Principal Executive Officers, Including Zip Code)

(205) 967-7116

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01. Regulation FD Disclosure.

HealthSouth Corporation (“HealthSouth” or the “Company”) will participate in the Jefferies 3rd Annual Healthcare Conference in New York on June 17-18, 2009. As part of this conference, representatives of HealthSouth will make a presentation on June 18, 2009 at 1:30 p.m. ET using the slides attached to this Current Report on Form 8-K as Exhibit 99.1. The presentation will address, among other things, the Company’s strategy, objectives, and financial performance and discuss industry trends and dynamics. The presentation will be webcast live and will be available at http://investor.healthsouth.com by clicking on an available link.

The Company made two presentations in May 2009. The first was made at the Robert W. Baird 2009 Growth Stock Conference on May 14, 2009 in Chicago, and the related slide presentation was furnished as an exhibit to the Current Report on Form 8-K dated May 13, 2009. Slides containing substantially the same information as those attached to that Form 8-K were also presented on May 19, 2009 at the 34th Annual Deutsche Bank Health Care Conference in Boston. While the format of certain slides may have changed, the slide presentation attached to this Current Report on Form 8-K as Exhibit 99.1 contains substantially the same information as previously provided in the above referenced presentations and report.

In the slide presentation attached to this Current Report on Form 8-K as Exhibit 99.1, the Company will share its initial observations on the second quarter of 2009. These observations are:

•	Volume: Through May 2009, the Company has continued to experience positive discharge growth.
•	Pricing: Quarter-over-quarter comparables are similar, as the Medicare pricing roll-back became effective April 1, 2008.
•	Expenses: The Company has continued to focus on cost-effective patient care.

In addition, the slide presentation includes data published through the Uniform Data System for Medical Rehabilitation (the “UDS”) for the first quarter of 2009. This data shows that the Company continued to grow its market share during the first quarter of 2009. This industry information, as reported through the UDS under the presumptive method on a quarter lag, showed an average 0.2% decline in discharges for UDS industry sites (including 88 HealthSouth sites) compared to same store discharge growth of 4.8% for HealthSouth during the first quarter of 2009.

The Company uses “same store” comparisons to explain the changes in certain performance metrics and line items within its financial statements. Same store comparisons are calculated based on hospitals open throughout both the full current periods and throughout the full prior periods presented. These comparisons include the financial results of market consolidation transactions in existing markets, as it is difficult to determine, with precision, the incremental impact of these transactions on the Company’s results of operations.

The Company also reiterated its guidance for 2009. As discussed in the press release furnished as an exhibit to the Current Report on Form 8-K dated May 4, 2009 and during the earnings conference call held on May 5, 2009, the Company expects to be at the higher end of its guidance range. The Company will reassess its guidance after reviewing its operating results through the end of the second quarter of 2009.

The information in this Current Report on Form 8-K, including the information set forth in Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing. The furnishing of this report is not intended to constitute a determination by the Company that the information is material or that the dissemination of the information is required by Regulation FD.

Note Regarding Adoption of New Accounting Pronouncement

On January 1, 2009, the Company adopted Financial Accounting Standards Board (“FASB”) Statement No. 160, Noncontrolling Interests in Consolidated Financial Statements, an amendment of ARB No. 51. As a result, the Company has reclassified its noncontrolling interests (formerly known as “minority interests”) as a component of equity and now reports net income and comprehensive income attributable to its noncontrolling interests separately from net income and comprehensive income attributable to HealthSouth.

Note Regarding Presentation of Non-GAAP Financial Measures

The financial data contained in the presentation includes non-GAAP financial measures, including “Adjusted Consolidated EBITDA.” The Company continues to believe Adjusted Consolidated EBITDA as defined in its Credit Agreement is a measure of leverage capacity, its ability to service its debt, and its ability to make capital expenditures.

The Company uses Adjusted Consolidated EBITDA on a consolidated basis as a liquidity measure. The Company believes this financial measure on a consolidated basis is important in analyzing its liquidity because it is the key component of certain material covenants contained within the Company’s Credit Agreement, which is discussed in more detail in Note 8, Long-term Debt, to the consolidated financial statements included in its Annual Report on Form 10-K for the year ended December 31, 2008 (the “2008 Form 10-K”). These covenants are material terms of the Credit Agreement, and the Credit Agreement represents a substantial portion of the Company’s capitalization. Non-compliance with the financial covenants under the Credit Agreement – its interest coverage ratio and its leverage ratio – could result in the Company’s lenders requiring the Company to immediately repay all amounts borrowed. If the Company anticipated a potential covenant violation, it would seek relief from its lenders, which would have some cost to the Company, and such relief might not be on terms as favorable to those in the Company’s existing Credit Agreement. In addition, if the Company cannot satisfy these financial covenants, it would be prohibited under the Credit Agreement from engaging in certain activities, such as incurring additional indebtedness, making certain payments, and acquiring and disposing of assets. Consequently, Adjusted Consolidated EBITDA is critical to the Company’s assessment of its liquidity.

In general terms, the definition of Adjusted Consolidated EBITDA, per the Credit Agreement, allows the Company to add back to Adjusted Consolidated EBITDA unusual non-cash or non-recurring items. These items include, but may not be limited to, (1) amounts associated with government, class action, and related settlements, (2) fees, costs, and expenses related to the Company’s recapitalization transactions, (3) any losses from discontinued operations and closed locations, (4) charges in respect of professional fees for reconstruction and restatement of financial statements, including fees paid to outside professional firms for matters related to internal controls and legal fees for continued litigation defense and support matters discussed in Note 11, Settlements, and Note 12, Contingencies, to the condensed consolidated financial statements included in the Company’s Quarterly Report on Form 10-Q for the three months ended March 31, 2009 (the “March 2009 Form 10-Q”), (5) compensation expense recorded in accordance with FASB Statement No. 123(R), Share-Based Payment, (6) investment and other income (including interest income), and (7) fees associated with the Company’s divestiture activities.

However, Adjusted Consolidated EBITDA is not a measure of financial performance under generally accepted accounting principles in the United States of America ("GAAP"), and the items excluded from Adjusted Consolidated EBITDA are significant components in understanding and assessing financial performance. Therefore, Adjusted Consolidated EBITDA should not be considered a substitute for net income or cash flows from operating, investing, or financing activities. The Company reconciles Adjusted Consolidated EBITDA to net income, which reconciliation is set forth in the slide presentation attached as Exhibit 99.1, and to net cash provided by operating activities, which reconciliation is set forth below. Because Adjusted Consolidated EBITDA is not a measurement determined in accordance with GAAP and is thus susceptible to varying calculations, Adjusted Consolidated EBITDA, as presented, may not be comparable to other similarly titled measures of other companies. Revenues and expenses are measured in accordance with the policies and procedures described in the 2008 Form 10-K.

The Company also uses adjusted income (loss) from continuing operations and the related per share amounts as analytical indicators to assess its performance. Management believes the presentation of adjusted income (loss) from continuing operations and the related per share amounts provides useful information to management and investors about the Company’s operating business before taking into account certain items that are non-operational or infrequent in nature. These measures are not defined measures of financial performance under GAAP and should not be considered as alternatives to net income and net income per share available to HealthSouth common shareholders. Because these measures are not measures determined in accordance with GAAP and are susceptible to varying calculations, they may not be comparable to other similarly titled measures presented by other companies. See the condensed consolidated statements of operations included in the March 2009 Form 10-Q and the consolidated statements of operations included in the 2008 Form 10-K for the GAAP measures of net income, income from continuing operations, and basic and diluted earnings per common share. A reconciliation of net income to adjusted income (loss) from continuing operations, and the related per share amounts, is included in the slide presentation attached as Exhibit 99.1.

The Company also uses adjusted free cash flow as an analytical indicator to assess its performance. Management believes the presentation of adjusted free cash flow provides investors an efficient means by which they can evaluate the Company’s capacity to reduce debt and pursue development activities. The calculation of adjusted free cash flow is included in the slide presentation attached as Exhibit 99.1. This measure is not a defined measure of financial performance under GAAP and should not be considered as an alternative to net cash provided by operating activities. Our definition of adjusted free cash flow is limited and does not represent residual cash flows available for discretionary spending. Because this measure is not determined in accordance with GAAP and is susceptible to varying calculations, it may not be comparable to other similarly titled measures presented by other companies. See the condensed consolidated statements of cash flows included in the March 2009 Form 10-Q and the consolidated statements of cash flows included in the 2008 Form 10-K for the GAAP measures of cash flows from operating, investing, and financing activities. A reconciliation of net cash provided by operating activities to Adjusted Consolidated EBITDA and adjusted free cash flow is presented below.

Reconciliation of Net Cash Provided by Operating Activities to Adjusted Consolidated EBITDA

	Three Months Ended		Year Ended
	March 31,		December 31,
	2009	2008	2008	2007
		(As Adjusted)	(As Adjusted)	(As Adjusted)
Net cash provided by operating
activities	$ 183.1	$ 41.8	$ 227.2	$ 230.6
Provision for doubtful accounts	(7.9)	(7.8)	(27.4)	(33.4)
Professional fees-accounting,
tax, and legal	4.8	3.6	44.4	51.6
Interest expense and amortization
of debt discounts and fees	34.4	47.4	159.5	229.4
(Loss) gain on sale of investments	–	–	(1.4)	12.3
UBS Settlement proceeds, gross	(100.0)	–	–	–
Equity in net income of
nonconsolidated affiliates	2.5	2.4	10.6	10.3
Net income attributable to
noncontrolling interests in
continuing operations	(8.3)	(7.6)	(29.8)	(31.4)
Amortization of debt discounts
and fees	(1.6)	(1.6)	(6.5)	(7.8)
Distributions from nonconsolidated
affiliates	(1.5)	(2.2)	(10.9)	(5.3)
Current portion of income tax benefit	(0.3)	(0.7)	(73.8)	(330.4)
Change in assets and liabilities	(8.5)	4.6	48.6	7.9
Change in government, class action,
and related settlements liability	1.7	7.3	7.4	171.4
Other operating cash used in
(provided by) discontinued
operations	0.2	1.5	(6.6)	13.0
Other	0.1	0.5	0.4	2.3
Adjusted Consolidated EBITDA	$ 98.7	$ 89.2	$ 341.7	$ 320.5

Reconciliation of Net Cash Provided by Operating Activities to Adjusted Free Cash Flow

	Three Months Ended		Year Ended
	March 31,		December 31,
	2009	2008	2008
Net cash provided by operating activities	$ 183.1	$ 41.8	$ 227.2
Incremental income tax expense	(0.3)	(1.4)	(5.0)
Capital expenditures for maintenance	(7.5)	(8.7)	(37.3)
Net settlements on interest rate swap	(8.5)	(0.2)	(20.7)
Dividends paid on convertible perpetual
preferred stock	(6.5)	(6.5)	(26.0)
Distributions paid to noncontrolling interests
of consolidated affiliates	(8.5)	(10.1)	(33.4)
Non-recurring items:
UBS Settlement proceeds, less fees to
derivative plaintiffs' attorneys	(73.8)	–	–
Income tax refunds	(47.8)	(3.8)	(47.1)
Professional fees - accounting, tax, and legal	4.8	3.6	18.2
Cash paid for government, class action, and
related settlements	1.7	7.3	7.4
Net cash provided by operating activities
of discontinued operations	–	–	(6.6)
Adjusted free cash flow	$ 36.7	$ 22.0	$ 76.7

For the three months ended March 31, 2009 and 2008, net cash (used in) provided by investing activities was ($30.2) million and $33.1 million, respectively. Net cash provided by investing activities for the three months ended March 31, 2008 included $43.9 million in proceeds from asset disposals, including the sale of the Company’s corporate campus in March 2008.

For the three months ended March 31, 2009 and 2008, net cash used in financing activities was ($94.4) million and ($34.4) million, respectively. Net cash used in financing activities for the three months ended March 31, 2009 included $82.8 million of net debt payments compared to $5.0 million of net debt payments during the three months ended March 31, 2008.

For the year ended December 31, 2008 and 2007, net cash (used in) provided by investing activities was ($40.0) million and $1,184.5 million, respectively. Net cash provided by investing activities for the year ended December 31, 2007 included $1,169.8 million of proceeds from the divestitures of the Company’s surgery centers, outpatient, and diagnostic divisions.

For the year ended December 31, 2008 and 2007, net cash used in financing activities was ($176.0) million and ($1,436.6) million, respectively. Net cash used in financing activities for the year ended December 31, 2007 included $1,334.3 million of net debt payments primarily using the net proceeds from the divestitures discussed above.

Forward-Looking Statements

The information contained in this Current Report on Form 8-K and the slide presentation attached as Exhibit 99.1 includes certain estimates, projections, and other forward-looking information that reflect the Company’s current views with respect to future events and financial performance. These estimates, projections, and other forward-looking information are based on assumptions that the Company believes, as of the date hereof, are reasonable. Inevitably, there will be differences between such estimates and actual results, and those differences may be material.

There can be no assurance that any estimates, projections, or forward-looking information will be realized. All such estimates, projections, and forward-looking information speak only as of the date hereof. The Company undertakes no duty to publicly update or revise the information contained herein or in the slide presentation.

The slide presentation also includes estimates and projections published by the Centers for Medicare and Medicaid Services (“CMS”). HealthSouth is not able to verify those estimates or projections or the detailed calculations thereof by CMS which are not made public. Any changes or errors in those calculations, among other uncertainties such as those referred to below and changes in CMS’s own rules and policies, could cause actual results to differ materially from CMS’s projections. Furthermore, the Company does not believe that CMS’s numbers are consistent with financial reporting results. CMS data and projections should not be used as an indication of financial performance.

You are cautioned not to place undue reliance on the estimates, projections, and other forward-looking information in the slide presentation as it is based on current expectations and general assumptions and is subject to various risks, uncertainties, and other factors, including those set forth in the 2008 Form 10-K, the March 2009 Form 10-Q, and in other documents the Company previously filed with the SEC, many of which are beyond the Company’s control. These factors may cause actual results to differ materially from the views, beliefs and estimates expressed herein.

ITEM 9.01. Financial Statements and Exhibits

(d)	Exhibits
99.1	Slide presentation of HealthSouth Corporation used in connection with the Company’s June 18, 2009 presentation at the Jefferies 3rd Annual Healthcare Conference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTHSOUTH CORPORATION

By:	/s/ John P. Whittington
Name: John P. Whittington
Title: Executive Vice President, General Counsel, and Corporate Secretary

Dated: June 17, 2009